Exhibit 99.1
[News release]

news release

Media Contact:	Investor Contact:

JoAnna Schooler	Sujal Shah
610-712-1746 (office)	610-712-5471 (office)
908-283-4060 (cellular)	sujal@agere.com
jschooler@agere.com
AGERE SYSTEMS REPORTS RESULTS FOR THE FIRST QUARTER OF FISCAL YEAR 2006
— Storage revenues increase sequentially with strong shipments of preamplifier and system-on-a-chip solutions
—Company implements turnaround plan to drive profitable revenue growth
FOR RELEASE: TUESDAY, JANUARY 24, 2006
     ALLENTOWN, Pa. — Agere Systems (NYSE: AGR) today reported that revenues for the first quarter of fiscal 2006, ended December 31, 2005, were $403 million, within the guidance range provided in October, driven by strong demand in the company’s storage business. By comparison, Agere’s revenues were $416 million in the September quarter and $410 million in the year-ago quarter.
     “We believe we are well positioned to gain share in storage with the continued ramp of 160 gigabyte-capable products and preamplifiers,” said Richard L. Clemmer, president and CEO, Agere Systems. “Overall, my first 90 days at Agere were spent developing relationships with key customers and putting in place a very capable leadership team that is focused on driving this company to sustained profitable revenue growth.”
     For the December quarter, Agere reported a GAAP net loss of $19 million, or $0.11 per share, better than its guidance, which included a net of $39 million in restructuring charges and equity compensation expenses. For the September quarter, Agere posted GAAP net income of $7 million, or $0.04 per share, including $31 million in net restructuring charges and related costs. In the year-ago quarter, the company reported a GAAP net loss of $67 million, or $0.39 per share.
     On a pro forma basis, Agere reported net income of $16 million or $.09 per share in the December quarter, at the high end of guidance, compared to pro forma net income of $38 million, or $0.21 per share in the September quarter. In the year ago quarter, the company reported a pro forma net loss of $8 million, or $0.05 per share.

 2
     Pro forma financial measures, which are non-GAAP measures, exclude gain or loss from the sale of, and income or loss from, discontinued operations; restructuring-related charges included in costs; certain other non-cash charges including equity compensation; net restructuring and other charges; purchased in-process research and development charges; amortization of acquired intangible assets; net gain or loss from the sale of operating assets; certain tax adjustments; cumulative effect of accounting changes; and certain nonrecurring charges.
Revenue by Segment

	Quarter Ended
	Dec 31	Sep 30	Dec 31
	2005	2005	2004
Consumer Enterprise segment:
Storage	$173	$158	$166
Mobility	73	92	83
Enterprise and Networking	102	101	104

Consumer Enterprise segment	348	351	353
Telecommunications segment	55	65	57

	$403	$416	$410
Each segment includes revenue from the licensing of intellectual property.
Selected Quarterly Highlights
     Following are some of the company’s recent key highlights:
•	Agere surpassed the 100 million shipment milestone for its GSM-based chipset solutions used in mobile handsets and Smartphones operating on more than 70 networks globally.

•	Agere’s market-leading perpendicular recording technology enabled the industry’s first 160-gigabyte mobile drives.

•	Samsung selected Agere for its Most Valued Partner Award during Samsung’s Telecom Partner Day held in December.

•	Cornice has incorporated Agere’s TrueStore™ CE chipset in its 8-and-10 gigabyte Dragon Series micro hard drives, the highest capacity 1-inch storage devices in the industry.

•	Huawei Technologies selected Agere’s TrueAdvantage™ network processor solutions for its multi-service, multi-protocol wireless infrastructure equipment.

 3
Business Turnaround Plan
     Throughout the quarter, Agere implemented broad executive changes focused on driving results and moving the business forward. In addition, the company is combining its Telecom and Enterprise and Networking divisions into a new single entity aimed at leveraging Agere’s core competencies in system-level solutions.
     “We are addressing the challenges in our business with a sense of urgency and the commitment necessary to transform Agere into a more successful company that delivers increasing shareholder value,” said Clemmer.
     Clemmer will discuss Agere’s turnaround plan during today’s earnings conference call.
Outlook
     In the March quarter, the company expects to report revenues in the range of $390 million to $410 million. The company expects a GAAP net loss in the range of $0.06 to $0.12 per share, including restructuring charges and related costs. Pro forma net income is expected to be in the range of $0.05 to $0.11 per share.
Earnings Webcast
     Agere Systems will host a conference call today at 8:30 a.m. EST to discuss its financial results and outlook. To listen to the conference call via the Internet, visit http://www.agere.com/webcast. Subsequent to the conference call, a replay will be available at the same web address. Supplemental financial information is also available on the company’s website at http://www.agere.com/webcast.
     Agere Systems is a global leader in semiconductors for storage, wireless data, and public and enterprise networks. The company’s chips and software power a broad range of computing and communications applications, from cell phones, PCs, PDAs, hard disk drives and gaming devices to the world’s most sophisticated wireless and wireline networks. Agere’s customers include top manufacturers of consumer electronics, communications and computing equipment. Agere’s products connect people to information and entertainment at home, at work and on the road — enabling the connected lifestyle.
###
Agere, Agere Systems, and the Agere Systems logo are registered trademarks, and TrueStore and TrueAdvantage are trademarks of Agere Systems Inc.
This release contains forward-looking statements based on information currently available to Agere. Agere’s actual results could differ materially from the results stated or implied by those forward-looking statements due to a number of risks and uncertainties.

 4
These risks and uncertainties include, but are not limited to, our reliance on major customers and suppliers, our ability to keep pace with technological change, our dependence on new product development, price and product competition, availability of manufacturing capacity, customer demand for our products and services, and general industry and market conditions. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2005. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Agere Systems Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in millions except per share amounts)

	Quarter Ended
	Dec 31	Sep 30	Dec 31
	2005	2005	2004
Revenue	$403	$416	$410
Costs	210	227	274

Gross profit — $	193	189	136
Gross profit — %	47.9%	45.4%	33.2%
Operating Expenses
Selling, general and administrative	61	54	55
Research and development	119	111	119
Amortization of acquired intangible assets	1	1	1
Restructuring and other charges — net	31	5	14
(Gain) on sale of operating assets — net	(1)	(1)	(2)

Total operating expenses	211	170	187

Operating Income (Loss)	(18)	19	(51)
Other income (expense) — net	6	2	(2)
Interest expense	7	7	8

Income (Loss) before income taxes	(19)	14	(61)
Provision for income taxes	4	7	6

Income (Loss) from Continuing Operations	(23)	7	(67)
Income (Loss) from operations of discontinued business	4	—	—

Net Income (Loss)	$(19)	$7	$(67)

Basic and diluted income (loss) per share information
Income (loss) from continuing operations	$(0.13)	$0.04	$(0.39)
Income from discontinued operations	0.02	—	—

Net income (loss)	$(0.11)	$0.04	$(0.39)

Weighted average shares outstanding — (in millions)	181	182	173

Agere Systems Inc.
Unaudited Pro Forma Results of Operations
(Dollars in millions except per share amounts)

	Quarter Ended
	Dec 31	Sep 30	Dec 31
	2005	2005	2004
Revenue:
Consumer Enterprise:
Storage	$173	$158	$166
Mobility	73	92	83
Enterprise and Networking	102	101	104

Consumer Enterprise	348	351	353
Telecommunications	55	65	57

Total Revenue	403	416	410

Pro Forma Gross Profit — $
Consumer Enterprise	154	165	140
Telecommunications	41	50	42

Pro Forma Gross Profit — $	195	215	182

Pro Forma Gross Profit — %
Consumer Enterprise	44.3%	47.0%	39.7%
Telecommunications	74.5%	76.9%	73.7%
Pro Forma Gross Profit — %	48.4%	51.7%	44.4%

Operating Expenses Included in Pro Forma Results
Pro Forma Selling, general and administrative	57	54	55
Pro Forma Research and development	117	111	119

Total Pro Forma Operating Income (Loss)	21	50	8
Other income (expense) — net	6	2	(2)
Interest expense	7	7	8
Provision for income taxes	4	7	6

Pro Forma Net Income (Loss)	$16	$38	$(8)

Pro Forma Net Income (Loss) per share	$0.09	$0.21	$(0.05)

Weighted average shares outstanding — basic and diluted (in millions)	181	182	173

Reconciliation of Pro Forma Gross Profit — $ to Gross Profit — $
Pro Forma Gross Profit — $	$195	$215	$182
Restructuring related charges, including increased depreciation	—	26	46
Stock Compensation Expenses	2	—	—

Gross Profit — $	$193	$189	$136

Reconciliation of Pro Forma Gross Profit — % to Gross Profit — %
Pro Forma Gross Profit — %	48.4%	51.7%	44.4%
Restructuring related charges, including increased depreciation	—	(6.3)%	(11.2)%
Stock Compensation Expenses	(0.5)%	—	—

Gross Profit — %	47.9%	45.4%	33.2%

Reconciliation of Pro Forma Selling, general & administrative to Selling, general & administrative expenses
Pro Forma Selling, general & administrative	$57	$54	$55
Stock Compensation Expenses	4	—	—

Selling, general & administrative	$61	$54	$55

Reconciliation of Pro Forma Research and development to Research and development expenses
Proforma Research and Development	$117	$111	$119
Stock Compensation Expenses	2	—	—

Research and Development	$119	$111	$119

Reconciliation of Pro Forma Operating Income (Loss) to Operating Income (Loss)
Pro Forma Operating Income (Loss)	$21	$50	$8
Restructuring related charges, including increased depreciation	—	26	46
Stock Compensation Expenses; excludes $2 included in restructuring and other charges — net	8	—	—
Amortization of acquired intangible assets	1	1	1
Restructuring and other charges — net	31	5	14
(Gain) loss on sale of operating assets — net	(1)	(1)	(2)

Operating Income (Loss)	$(18)	$19	$(51)

Reconciliation of Pro Forma Net Income (Loss) to Net Income (Loss)
Pro Forma Net Income (Loss)	$16	$38	$(8)
Restructuring related charges, including increased depreciation	—	26	46
Stock Compensation Expenses; excludes $2 included in restructuring and other charges — net	8	—	—
Amortization of acquired intangible assets	1	1	1
Restructuring and other charges — net	31	5	14
Gain (loss) from operations of discontinued business	4	—	—
(Gain) loss on sale of operating assets — net	(1)	(1)	(2)

Net Income (Loss)	$(19)	$7	$(67)

Agere Systems Inc.
Unaudited Condensed Consolidated Balance Sheets
(Dollars in Millions)

	Dec 31	Sep 30
	2005	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$649	$698
Trade receivables	252	251
Inventories	125	130
Other current assets	40	38

TOTAL CURRENT ASSETS	1,066	1,117
Property, plant and equipment — net	430	420
Goodwill	196	196
Acquired intangible assets — net	15	9
Other assets	96	139

TOTAL ASSETS	$1,803	$1,881

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$196	$200
Other current liabilities	259	288

TOTAL CURRENT LIABILITIES	455	488
Long-term debt	372	372
Other liabilities	591	594

TOTAL LIABILITIES	1,418	1,454

STOCKHOLDERS’ EQUITY	385	427

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,803	$1,881

Agere Systems Inc.
Unaudited Net Income (Loss) Per Share Guidance

		Quarter Ending
		Mar 31
		2006
Pro Forma Net Income (Loss) (High End of Range)		$0.11
Pro Forma Net Income (Loss) (Low End of Range)		$0.05

Less:	Restructuring and other charges — net	0.11
	Stock compensation expenses	0.06
	Amortization of acquired intangible assets	0.01
	(Gain) loss on sale of operating assets	(0.01)

		0.17

Net Income (Loss) (High End of Range)		($0.06)
Net Income (Loss) (Low End of the Range)		($0.12)